UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2009
RSC HOLDINGS INC.
RSC HOLDINGS III, LLC
RSC EQUIPMENT RENTAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE DELAWARE ARIZONA (State of incorporation)	001-33485 333-144625-01 333-144625 (Commission File Number)	22-1669012 41-2218971 86-0933835 (IRS Employer Identification No.)

6929 E. Greenway Parkway, Suite 200 Scottsdale, Arizona (Address of principal executive offices)		85254 (Zip Code)

(480) 905-3300 (Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Credit Agreement Amendment
Effective July 30, 2009, RSC Holdings II, LLC (“RSC II”), RSC Holdings III, LLC (“RSC III”), RSC Equipment Rental, Inc. (together with RSC III, the “Issuers” and the Issuers together with RSC II, the “RSC Entities”) entered into the second amendment (the “Credit Agreement Amendment”) to the Issuers’ senior secured asset-based loan facility (the “ABL Revolving Facility”) which is governed by a credit agreement, dated as of November 27, 2006 (as amended on June 26, 2009, the “Credit Agreement”), among the RSC Entities, RSC Equipment Rental of Canada Ltd., Deutsche Bank AG, New York Branch, as U.S. administrative agent, Deutsche Bank AG, Canada Branch, as Canadian administrative agent, and the other financial institutions party thereto from time to time, in order to, among other things, extend the maturity of a portion of the ABL Revolving Facility and reduce total commitments thereunder. The Credit Agreement has been amended and restated pursuant to the Credit Agreement Amendment (the “Amended Credit Agreement”).
The Credit Agreement Amendment extended the maturity of a portion of the ABL Revolving Facility from November 30, 2011 (the “Non-Extending Maturity Date”) until August 30, 2013. The extended ABL Revolving Facility tranche was $819 million as of July 30, 2009. The Credit Agreement Amendment reduced the aggregate commitments under the ABL Revolving Facility from $1,293 million to $1,100 million. The Credit Agreement Amendment also reduced the aggregate principal amount available under a subfacility for the issuance of letters of credit from $400 million to $280 million. Under the Amended Credit Agreement, the borrowers have the right to request one or more lenders to convert their non-extending commitments under the ABL Revolving Facility to extending commitments or provide new or increased extending commitments in an aggregate amount not to exceed $200 million (the date on which such new extending commitments are provided or extending commitments are increased, the “Commitment Increase Date”). Lenders are not obligated to convert, increase or provide any extending commitment as a result of any such request. Furthermore, the Credit Agreement Amendment increased the borrowing margin by 175 basis points on any outstanding amounts under the ABL Revolving Facility whose maturity date is extended.
In addition, the Credit Agreement Amendment amended certain covenants. First, compliance with financial covenants, including compliance with a consolidated leverage ratio and a consolidated fixed charge coverage ratio, is now required when availability under the ABL Revolving Facility is less than or equal to (a) before the Non-Extending Maturity Date and the Commitment Increase Date, $140.0 million, (b) after the Commitment Increase Date but before the Non-Extending Maturity Date, the greater of $140.0 million and 12.5% of the sum of the total commitments under the ABL Revolving Facility and (c) on or after the Non-Extending Maturity Date, 12.5% of the sum of the total commitments under the ABL Revolving Facility. Moreover, subject to certain exceptions, in order to make restricted payments the borrowers must meet the following payment conditions: in addition to an absence of any default or event of default and pro forma compliance with the financial covenants, availability under the ABL Revolving Facility must be no less than (a) before the Non-Extending Maturity Date and the Commitment Increase Date, $200.0 million, (b) after the Commitment Increase Date but before the Non-Extending Maturity Date, the greater of $200.0 million and 17.5% of the sum of the total commitments under the ABL Revolving Facility at such time immediately after giving effect to the making of such specified payment and (c) on or after the Non-Extending Maturity Date, 17.5% of the sum of the total commitments under the ABL Revolving Facility immediately after giving effect to the making of such specified payment. Lastly, cash dominion will be triggered if availability under the ABL Revolving Facility is less than (a) before the Non-Extending Maturity Date and the Commitment Increase Date, $180.0 million, (b) after the Commitment Increase Date but before the Non-Extending Maturity Date, the greater of $180.0 million and 15.0% of the sum of the total commitments under the ABL Revolving Facility and (c) on or after the Non-Extending Maturity Date, 15.0% of the sum of the total commitments under the ABL Revolving Facility.
The Credit Agreement Amendment also provides that no issuing lender is required to issue a letter of credit at any time that any lender under the ABL Revolving Facility is in default under certain of its obligations thereunder unless the borrowers and such issuing lender enter into arrangements satisfactory to such issuing lender eliminating such issuing lender’s risk with respect to such defaulting lender, including the provision of cash collateral in an amount at least equal to the defaulting lender’s participation in such letter of credit.
The borrowers are required to pay fees on the unused commitments of the lenders under the ABL Revolving Facility. The commitment fee for the extending commitments increased in between 25 to 37.5 basis points based on loan utilization under the Credit Agreement Amendment. Furthermore, the borrowers under the Credit Agreement have paid the lenders who consented to the Credit Agreement Amendment a fee based on their commitments in the total amount of approximately $7 million.

The foregoing description of the Credit Agreement Amendment and Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement Amendment and Amended Credit Agreement, which are filed as Exhibits 10.1 and Annex A to Exhibit 10.1 hereto and incorporated into this report by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed with this report:

Exhibit 10.1	Second Amendment to Credit Agreement, dated as of July 30, 2009, by and among RSC Holdings II, LLC, RSC Holdings III, LLC, RSC Equipment Rental, Inc., RSC Equipment Rental of Canada Ltd., Deutsche Bank AG, New York Branch, as U.S. administrative agent, Deutsche Bank AG, Canada Branch, as Canadian administrative agent, and the other financial institutions party thereto from time to time.

Exhibit 99.1	Press Release “RSC Announces Amendment of Revolving Credit Facility,” dated July 30, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSC Holdings Inc.
RSC Holdings III, LLC
RSC Equipment Rental, Inc.

By: Name:	/s/ Kevin J. Groman Kevin J. Groman
Title:	Senior Vice President, General Counsel
and Corporate Secretary
Date: July 30, 2009